THIS SECURITY AND ANY SHARES OR WARRANTS ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND
(2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                      AMERIGON INCORPORATED

    WARRANT TO PURCHASE COMMON STOCK AND CLASS A WARRANTS

          This certifies that, for value received, Big Beaver Investments LLC (the "Holder") is entitled to subscribe for and purchase up to 627 units, each unit consisting of such number of Class A Common Stock and such number of Class A Warrants of Amerigon Incorporated, a California corporation (the "Company"), as constitutes a Unit under the Unit Purchase Option dated February 18, 1997 from the Company to D. H. Blair Investment Banking Corp., at the price specified in Section 2 hereof, subject to the provisions and upon the terms and conditions hereinafter set forth.

          As used herein, the term "Class A Common Stock" shall mean the Company's presently authorized Class A Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged, and the term "Unit" shall mean that number of the Company's Class A Common Stock and Class A Warrants that constitutes a Unit under the Unit Purchase Options, as may be adjusted from time to time pursuant to the terms of the Unit Purchase Option. Options to purchase a total of 1700 Units were issued to D.H. Blair Investment Banking Corp. and its assignees (collectively, the "Unit Purchase Option").

     1.   Term of Warrant; Contingent Exercise.

          (a) Term. Subject to Section 1(b) hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on June
8, 1999 and ending ninety days after the termination of the Unit
Purchase Option.

          (b) Contingent Exercise. The number of units that may be purchased pursuant to the exercise of this Warrant is limited to a number of units equal to 36.9% multiplied by the number of Units purchased pursuant to the exercise of the Unit Purchase Option after the date hereof. To the extent that this would result in the right to purchase a fractional number of shares, the number of shares permitted to be purchased will be rounded down to the lowest whole share; provided, however, that the number of shares with respect to which this Warrant shall not then have been exercised will appropriately reflect such adjustment.

     2.   Warrant Price.

          The Warrant Price per unit shall be the same price paid by a holder to purchase a Unit under the Unit Purchase Option.

     3.   Method of Exercise or Conversion; Payment; Issuance of
New Warrant.

          (a) Exercise. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per unit multiplied by the number of units then being purchased. The Company agrees that the Class A Common Stock and Class A Warrants constituting such units so purchased shall be deemed to be issued to the Holder as the record owner of such shares and warrants as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such units as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock and the warrants constituting the units so purchased shall be delivered to the Holder within 15 business days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the units, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 business day period.

          (b) Conversion. Subject to Section 1 hereof, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into (i) the number of Class A Warrants that constitute a Unit under the Unit Purchase Option multiplied by the number of units for which this Warrant is being exercised and
(ii) the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company specifying the number of shares the rights to purchase which the Holder desires to convert:


                          X =     Y  --   B
                                         ---
                                          A


      where:    X =  the number of shares of Class A
                     Common Stock to be issued to the
                     Holder;

                Y =  the number of shares of Class A
                     Common Stock subject to this Warrant for which the Conversion Right is being exercised;

                A =  the Market Price of the Common Stock
                     (as defined below) as of the trading
                     day immediately preceding the date of
                     exercise of this Warrant; and

                B =  the aggregate Warrant Price

          For purposes hereof, the "Market Price of the Common Stock" shall be the closing price per share of the Class A Common Stock of the Company on the principal national securities exchange on which the Class A Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the market price of a share of Class A Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Class A Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the market price of a share of Class A Common Stock shall be deemed to be the value received by the holders of the Company's Class A Common Stock for each share of Class A Common Stock pursuant to the Company's acquisition.

          The Company agrees that the shares and warrants issued upon such conversion shall be deemed issued to the Holder as the record owner of such shares and warrants as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted and the warrants issued in connection therewith shall be delivered to the holder hereof within 15 business days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the units, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15-day period.

     4.   Stock Fully Paid; Reservation of Shares.

          All Class A Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all United States taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.   Fractional Shares.

          No fractional shares of Class A Common Stock and no fractions of Class A Warrants will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

     6.   Compliance with Securities Act; Legends.

          The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Class A Warrants and the shares of Class A Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Class A Common Stock or Class A Warrants to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Class A Common Stock and all Class A Warrants issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

This Warrant and all shares of Class A Common Stock issued upon exercise of this Warrant and all Class A Warrants issued upon exercise of this Warrant (unless registered under the Act) shall also be stamped and imprinted with a legend substantially in the following form:

               "THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE,
     ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND
     VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS
     CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS'
     AGREEMENT AMONG CERTAIN SHAREHOLDERS NAMED THEREIN."


     7.   Notice of Exercise of Unit Purchase Option.

          Whenever any units shall be purchased pursuant to the Unit Purchase Option, within 30 days after such exercise the Company shall notify the Holder (by first class mail, postage prepaid) at the address specified in Section 8(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

     8.   Miscellaneous.

          (a) No Rights as Shareholder. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Class A Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the securities purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          (b) Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

          (c) Notice. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

          (d) Governing Law. This Warrant shall be governed and construed under the laws of the State of California.



          [Remainder of page intentionally left blank]

This Warrant is executed as of this 8th day of June, 1999.


                         AMERIGON INCORPORATED


                         By:  /s/ Lon E. Bell
                         Name:  Lon E. Bell
                         Title:  Chief Executive Officer

     EXHIBIT 1

                       NOTICE OF EXERCISE



TO:  AMERIGON INCORPORATED

     1.  Check Box that Applies:

         [  ] The undersigned hereby elects to purchase __________
              "units" pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         [ ] The undersigned hereby elects to convert the attached warrant into ________ "units" pursuant to the terms of the attached Warrant and to receive ______ shares of Class A Common Stock and ________ Class A Warrants pursuant thereto.

          2. Please issue a certificate or certificates representing said shares of the Class A Common Stock and Class A
Warrants in the name of the undersigned or in such other name as is specified below:

                    ---------------------------
                              (Name)

                    ---------------------------

                    ---------------------------
                            (Address)

          3. The undersigned represents that the aforesaid shares of Class A Common Stock and Class A Warrants are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                   ---------------------------
                                   Signature